Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

        I, Jeffrey C. Barbakow, the Chairman and Chief Executive Officer of Tenet Healthcare Corporation, certify that (i) the Annual Report on Form 10-K for the fiscal year ended May 31, 2002 (the “Form 10-K”), filed with the Securities and Exchange Commission on August 14, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tenet Healthcare Corporation.

/s/ JEFFREY C. BARBAKOW Jeffrey C. Barbakow August 14, 2002

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form 10-K or as a separate disclosure document.